UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2026

ROCKY MOUNTAINS GROUP LTD

(Exact name of registrant as specified in its charter)

Nevada	000-56844	93-2609396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

E 242 Bucklands Beach Road, Bucklands Beach, Auckland 2012, New Zealand

(Address of principal executive offices & zip code)

(+86) 18217730216

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

On August 20, 2026, a Stock Purchase Agreement was entered into between Zonghan Wu (the “Seller”), and Ya Deng (the “Purchaser”), wherein the Purchaser purchased 19,300,000 shares of Common Shares, par value $0.0001 per share (the “Shares”), of Rocky Mountains Group Ltd, a Nevada corporation (the “Company”). As a result, the Purchaser became an approximately 83.2% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis. The transaction was completed on August 20, 2026 (the “Closing date”). The consideration paid for each share was $0.015.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangement of Certain Officers

On August 20, 2026, the sole officer and director of the Company, Zonghan Wu, tendered his resignations as Director, President, Chief Executive Officer, Secretary, and Treasurer of the Company, and appointed Ya Deng as new President, Chief Executive Officer, Secretary, Treasurer, and Director of the Company, effective August 20, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROCKY MOUNTAINS GROUP LTD
(Name of Registrant)

Date: August 20, 2026

	By:	/s/ Ya Deng
	Name:	Ya Deng
	Title:	Chief Executive Officer, President, Treasurer, Secretary and Director